EXHIBIT 99.1

Wyndham Worldwide Reports First Quarter 2013 Earnings

First Quarter Adjusted EPS Up 18% Year-Over-Year

PARSIPPANY, N.J. (April 24, 2013) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2013.

Highlights:

•

First quarter adjusted diluted earnings per share (EPS) was $0.71, compared with $0.60 in the first quarter of 2012, an increase of 18%. First quarter reported diluted EPS was $0.19, compared with $0.21 from the same period in 2012.

•	First quarter adjusted net income increased by 9% to $98 million.

•	During the quarter, the Company repurchased 2.4 million shares of its common stock for $140 million.

“We’re off to a great start this year, with an 18% increase in adjusted earnings per share,” said Stephen P. Holmes, chairman and CEO. “Our operating momentum is strong and our capital allocation philosophy is disciplined. This winning combination will continue to enhance our growth and shareholder value, this year and in years to come.”

FIRST QUARTER 2013 OPERATING RESULTS

First quarter revenues were $1.1 billion, an increase of 9% from the prior year period. The increase reflects growth across all of the Company’s businesses, primarily in the Lodging and Vacation Ownership businesses.

For the first quarter of 2013, adjusted net income was $98 million, or $0.71 per diluted share, compared with $90 million, or $0.60 per diluted share for the same period in 2012. The increase in adjusted net income reflects stronger operating results primarily in our Lodging and Vacation Ownership businesses. EPS also benefited from the Company’s share repurchase program, which decreased weighted average share count by 7% year-over-year.

Reported net income for the first quarter of 2013 was $27 million, or $0.19 per diluted share, compared with $32 million, or $0.21 per diluted share, for the first quarter of 2012. Reported net income included several items that are excluded from adjusted net income. The net effect of these items reduced first quarter 2013 net income by $71 million and reduced first quarter 2012 net income by $58 million, both primarily related to the early extinguishment of debt. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $233 million for the three months ended March 31, 2013, compared with $195 million for the same period in 2012, a 19% increase. The growth of free cash flow largely reflects favorable working capital utilization. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the three months ended March 31, 2013, net cash provided by operating activities was $274 million, compared with $228 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $222 million and EBITDA was $58 million in the first quarter of 2013, an increase of 20% and 18%, respectively, compared with the first quarter of 2012. Results reflect RevPAR gains, a larger system size and revenues associated with the Wyndham Rio Mar in Puerto Rico, which became a Company-owned hotel in the fourth quarter of 2012. Revenues also included increased hotel management reimbursable fees, which are EBITDA-neutral.

Domestic RevPAR increased 6% compared with the first quarter of 2012. Total system-wide RevPAR increased 4%, reflecting proportionally greater growth of lower RevPAR hotels in China.

As of March 31, 2013, the Company’s hotel system consisted of approximately 7,380 properties and over 631,800 rooms, a 4% room increase compared with the first quarter of 2012. The development pipeline included 950 hotels and approximately 110,000 rooms, of which 55% were international and 59% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $374 million in the first quarter of 2013, a 4% increase over the first quarter of 2012. In constant currency and excluding the impact of acquisitions, revenues increased 1%.

Exchange revenues were $193 million, an increase of 3% compared with the first quarter of 2012. Exchange revenue per member increased 3%, while the average number of members remained flat.

Vacation rental revenues were $166 million, a 4% increase compared with the first quarter of 2012. Excluding acquisitions, vacation rental revenues were flat, reflecting a 6% increase in the average net price per vacation rental offset by a 5% decrease in transaction volume.

Adjusted EBITDA for the first quarter of 2013 was $94 million, a 1% increase over the first quarter of 2012.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $549 million in the first quarter of 2013, a 10% increase over the first quarter of 2012. Excluding the acquisition of Shell Vacations Club, revenues increased by 2%.

Gross VOI sales were $384 million in the first quarter of 2013, unchanged from the first quarter of 2012, primarily reflecting a 10% increase in tour flow offset by an 8% decrease in volume per guest.

Adjusted EBITDA for the first quarter of 2013 was $113 million, a 10% increase compared with the first quarter of 2012. The increase was primarily due to the favorable resolution of a lawsuit and the Shell acquisition.

Other Items

•

The Company repurchased 2.4 million shares of common stock for $140 million during the first quarter of 2013. From April 1 through April 23, 2013, the Company repurchased an additional 620,000 shares for $39 million. The Company has $328 million remaining on its current share repurchase authorization.

•	Net interest expense in the first quarter of 2013 was $30 million, compared with $31 million in the first quarter of 2012.

Balance Sheet Information as of March 31, 2013:

•	Cash and cash equivalents of $217 million, compared with $195 million at December 31, 2012

•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $2.9 billion at December 31, 2012

•	Vacation ownership and other inventory of $1.1 billion, unchanged from December 31, 2012

•	Securitized vacation ownership debt of $2.0 billion, unchanged from December 31, 2012

•

Long-term debt of $3.0 billion, compared with $2.6 billion at December 31, 2012. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $753 million as of March 31, 2013, compared with $631 million as of December 31, 2012

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2013, the Company expects:

•	Revenues of approximately $4.925 - $5.100 billion

•	Adjusted EBITDA of approximately $1.140 - $1.165 billion

•	Adjusted EPS of approximately $3.60 - $3.70 based on a diluted share count of 138 million.

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, the Company’s assumptions and guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, April 24, 2013 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on April 24, 2013. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on April 24, 2013, at 800-873-8284.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessment of the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted EBITDA and EPS to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands. The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,380 franchised hotels and over 631,800 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 106,000 vacation properties in 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of 190 vacation ownership resorts serving approximately 915,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,500 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2013. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013			2012
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$222	$58		$185	$49
Vacation Exchange and Rentals	374	94		361	95	(d)
Vacation Ownership	549	111	(b)	501	103

Total Reportable Segments	1,145	263		1,047	247
Corporate and Other (a)	(12)	(29)		(11)	(21	) (e)

Total Company	$1,133	$234		$1,036	$226

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
EBITDA				$234	$226
Depreciation and amortization				52	45
Interest expense				32	33
Early extinguishment of debt				111 (c)	106	(f)
Interest income				(2)	(2)

Income before income taxes				41	44
Provision for income taxes				14	13

Net income				27	31
Net loss attributable to noncontrolling interest				—	1

Net income attributable to Wyndham shareholders				$27	$32

(a)	Includes the elimination of transactions between segments.
(b)	Includes $2 million of costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of its 9.875% senior unsecured notes.
(d)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(e)

Includes $4 million of a net benefit during the three months ended March 31, 2012 related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(f)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended March 31, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Three Months Ended March 31,
	2013		2012
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$222	$58	$185	$49
Vacation Exchange and Rentals	374	94	361	93
Vacation Ownership	549	113	501	103

Total Reportable Segments	1,145	265	1,047	245
Corporate and Other	(12)	(29)	(11)	(25)

Total Company	$1,133	$236	$1,036	$220

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended
	March 31,
	2013		2012
Net revenues
Service and membership fees	$569		$504
Vacation ownership interest sales	263		271
Franchise fees	122		118
Consumer financing	105		103
Other	74		40

Net revenues	1,133		1,036

Expenses
Operating	506	(a)	442
Cost of vacation ownership interests	32		28
Consumer financing interest	21		23
Marketing and reservation	177		167
General and administrative	164		153	(c)
Depreciation and amortization	52		45

Total expenses	952		858

Operating income	181		178
Other income, net	(1)		(3	) (d)
Interest expense	32		33
Early extinguishment of debt	111	(b)	106	(e)
Interest income	(2)		(2)

Income before income taxes	41		44
Provision for income taxes	14		13

Net income	27		31
Net loss attributable to noncontrolling interest	—		1

Net income attributable to Wyndham shareholders	$27		$32

Earnings per share
Basic	$0.19		$0.22
Diluted	0.19		0.21

Weighted average shares outstanding
Basic	137		146
Diluted	138		149

(a)	Includes $2 million of costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(b)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of its 9.875% senior unsecured notes.
(c)

Includes $4 million of a net benefit during the three months ended March 31, 2012 related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(d)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(e)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.

Table 3

(1 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2013	631,800	N/A	N/A	N/A	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A

RevPAR	2013	$31.05	N/A	N/A	N/A	N/A
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2013	3,668	N/A	N/A	N/A	N/A
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753

Exchange Revenue Per Member	2013	$210.96	N/A	N/A	N/A	N/A
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53

Vacation Rental Transactions (in 000s) (b)	2013	423	N/A	N/A	N/A	N/A
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163

Average Net Price Per Vacation Rental (b)	2013	$392.64	N/A	N/A	N/A	N/A
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38

Vacation Ownership (c)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (d)	2013	$384,000	N/A	N/A	N/A	N/A
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000

Tours (e)	2013	163,000	N/A	N/A	N/A	N/A
	2012	148,000	186,000	207,000	183,000	724,000
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000

Volume Per Guest (VPG) (e)	2013	$2,211	N/A	N/A	N/A	N/A
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010), Smoky Mountain Property Management Group (August 2012), Oceana Resorts (December 2012) and four tuck-in acquisitions (Q3 2011, Q4 2012 and Q1 2013) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes the impact of the acquisition of Shell Vacations Club (September 2012) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(d)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(e)	Includes the impact of WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2013	7,380	N/A	N/A	N/A	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2013	$84,000	N/A	N/A	N/A	N/A
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000

Sales under WAAM 1.0 (in 000s) (c)	2013	$36,000	N/A	N/A	N/A	N/A
	2012	$17,000	$18,000	$5,000	$10,000	$49,000
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2013	$24,000	N/A	N/A	N/A	N/A
	2012	$12,000	$11,000	$4,000	$6,000	$33,000
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2013	$13,000	N/A	N/A	N/A	N/A
	2012	$—	$12,000	$57,000	$30,000	$99,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(c)

Represents gross VOI sales under the Company’s WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income.

(d)

Represents gross VOI sales under the Company’s WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2010-2013. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	N/A	N/A	N/A	N/A	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	N/A	N/A	N/A	N/A	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	N/A	N/A	N/A	N/A	21	22	25	23	91
Inter-segment Trademark Fees (c)	8	N/A	N/A	N/A	N/A	8	9	9	8	34
Owned Hotel Revenues	26	N/A	N/A	N/A	N/A	8	8	7	18	41
Ancillary Revenues (d)	26	N/A	N/A	N/A	N/A	18	15	22	23	78

Total Lodging	222	N/A	N/A	N/A	N/A	185	233	249	223	890

Vacation Exchange and Rentals
Exchange Revenues	193	N/A	N/A	N/A	N/A	188	162	157	153	660
Rental Revenues	166	N/A	N/A	N/A	N/A	159	170	248	125	702
Ancillary Revenues (e)	15	N/A	N/A	N/A	N/A	14	16	15	15	60

Total Vacation Exchange and Rentals	374	N/A	N/A	N/A	N/A	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	N/A	N/A	N/A	N/A	271	342	373	337	1,323
Consumer Financing	105	N/A	N/A	N/A	N/A	103	102	106	110	421
Property Management Fees	146	N/A	N/A	N/A	N/A	110	108	117	125	460
WAAM 1.0 Commissions	24	N/A	N/A	N/A	N/A	12	11	4	6	33
Ancillary Revenues (f)	11	N/A	N/A	N/A	N/A	5	7	8	12	32

Total Vacation Ownership	549	N/A	N/A	N/A	N/A	501	570	608	590	2,269

Total Reportable Segments	$1,145	N/A	N/A	N/A	N/A	$1,047	$1,151	$1,277	$1,106	$4,581

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$58	$75	$85	$66	$284	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	94	76	299	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	21	20	79	21	20	18	18	77
Inter-segment Trademark Fees (c)	1	2	3	4	10	—	—	—	—	—
Owned Hotel Revenues	—	—	—	5	5	—	—	—	—	—
Ancillary Revenues (d)	17	19	19	17	72	21	24	27	23	95

Total Lodging	149	190	222	188	749	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	161	150	673	189	161	163	153	666
Rental Revenues	150	180	260	125	715	105	115	161	114	495
Ancillary Revenues (e)	12	13	15	16	56	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	436	291	1,444	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	320	295	1,150	217	271	308	276	1,072
Consumer Financing	102	103	105	105	415	105	106	107	107	425
Property Management Fees	110	108	105	101	424	100	100	104	101	405
WAAM 1.0 Commissions	10	11	23	21	65	3	8	12	8	31
Ancillary Revenues (f)	6	6	6	5	23	19	20	2	5	46

Total Vacation Ownership	450	541	559	527	2,077	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	$1,217	$1,006	$4,270	$888	$964	$1,066	$942	$3,860

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)

During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

(d)	Primarily includes additional services provided to franchisees.
(e)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(f)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Securitized vacation ownership debt (a)
Term notes	$1,869	$1,770	$1,702	$1,634	$1,896
Bank conduit facility (b)	125	190	220	220	104

Securitized vacation ownership debt (c)	1,994	1,960	1,922	1,854	2,000
Less: Current portion of securitized vacation ownership debt	228	218	206	191	206

Long-term securitized vacation ownership debt	$1,766	$1,742	$1,716	$1,663	$1,794

Debt:
Revolving credit facility (due July 2016) (d)	$34	$85	$270	$81	$47
Commercial paper (e)	202	273	—	—	—
3.50% convertible notes (due May 2012) (f)	—	—	—	—	44
9.875% senior unsecured notes (due May 2014) (g)	—	42	42	42	42
6.00% senior unsecured notes (due December 2016)	319	361	361	362	362
2.95% senior unsecured notes (due March 2017)	298	298	298	298	298
5.75% senior unsecured notes (due February 2018)	14	248	248	248	247
2.50% senior unsecured notes (due March 2018)	447	—	—	—	—
7.375% senior unsecured notes (due March 2020)	40	248	248	248	248
5.625% senior unsecured notes (due March 2021)	246	246	246	245	245
4.25% senior unsecured notes (due March 2022)	644	644	644	644	643
3.90% senior unsecured notes (due March 2023)	397	—	—	—	—
Capital leases	187	105	104	95	103
Other	133	52	68	3	1

Total debt	2,961	2,602	2,529	2,266	2,280
Less: Current portion of debt	254	326	64	11	54

Long-term debt	$2,707	$2,276	$2,465	$2,255	$2,226

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through August 2014 and borrowing capacity of $650 million. As of March 31, 2013, this facility had remaining borrowing capacity of $525 million.

(c)

This debt is collateralized by $2,512 million, $2,543 million, $2,517 million, $2,490 million and $2,622 million of underlying vacation ownership contract receivables and related assets as of March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(d)

Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of March 31, 2013, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $955 million. After considering outstanding commercial paper borrowings of $202 million, the remaining borrowing capacity was $753 million as of March 31, 2013.

(e)	Represents a $500 million commercial paper program which the Company commenced in October 2012. As of March 31, 2013, the program had a remaining borrowing capacity of $298 million.
(f)	Represents convertible notes issued by the Company during May 2009 and repaid by the Company during May 2012.
(g)	Represents senior unsecured notes issued by the Company during May 2009 and repaid by the Company during March 2013.

Table 6

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended March 31, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	130	31,520	56.5%	$113.04	$63.85

TRYP by Wyndham	103	14,393	53.7%	$97.41	$52.27

Wingate by Wyndham	159	14,603	57.0%	$83.19	$47.39

Hawthorn Suites by Wyndham	93	9,252	58.7%	$70.49	$41.38

Ramada	839	114,223	48.6%	$78.65	$38.24

Baymont	320	26,602	45.6%	$60.21	$27.48

Days Inn	1,828	147,659	42.8%	$61.43	$26.30

Super 8	2,329	148,546	49.8%	$49.80	$24.78

Howard Johnson	447	45,620	43.0%	$60.89	$26.16

Travelodge	443	32,864	43.7%	$62.97	$27.49

Microtel Inns & Suites by Wyndham	307	21,843	52.2%	$60.85	$31.75

Knights Inn	373	23,096	38.3%	$41.35	$15.84

Dream	5	990	61.5%	$169.04	$103.92

Night	3	630	52.4%	$110.79	$58.01

Total Lodging	7,379	631,841	47.3%	$65.66	$31.05

Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,410	N/A	N/A	N/A

Total Wyndham Worldwide	7,569	655,251

	As of and For the Three Months Ended March 31, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	98	25,901	55.7%	$111.04	$61.87

TRYP by Wyndham	90	12,904	51.2%	$96.12	$49.25

Wingate by Wyndham	161	14,750	57.7%	$80.22	$46.26

Hawthorn Suites by Wyndham	78	7,400	59.3%	$73.85	$43.83

Ramada	843	114,251	47.6%	$75.97	$36.19

Baymont	255	21,425	44.6%	$60.44	$26.98

Days Inn	1,834	148,235	42.6%	$59.00	$25.12

Super 8	2,253	142,686	47.2%	$50.56	$23.89

Howard Johnson	440	44,090	44.3%	$58.98	$26.10

Travelodge	434	32,602	42.8%	$61.39	$26.27

Microtel Inns & Suites by Wyndham	310	22,086	49.1%	$58.37	$28.69

Knights Inn	350	21,867	36.5%	$40.23	$14.69

Dream	5	990	75.2%	$194.51	$146.20

Night	1	72	90.6%	$203.86	$184.77

Total Lodging	7,152	609,259	46.2%	$64.41	$29.73

Vacation Ownership
Wyndham Vacation Ownership resorts	165	20,764	N/A	N/A	N/A

Total Wyndham Worldwide	7,317	630,023

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

		Reported	Acquisition	Adjusted
Three months ended March 31, 2013	Net Revenues	EBITDA	Costs (b)	EBITDA
Lodging	$222	$58	$—	$58
Vacation Exchange and Rentals	374	94	—	94
Vacation Ownership	549	111	2	113

Total Reportable Segments	1,145	263	2	265
Corporate and Other (a)	(12)	(29)	—	(29)

Total Company	$1,133	$234	$2	$236

(a)	Includes the elimination of transactions between segments.
(b)	Relates to costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjust- ments (b)	Im- pairment Recovery (c)	Allowance Reversal (d)	Acquisition Costs (e)	Asset Im- pairment (f)	Re- structuring Costs (g)	Adjusted EBITDA
Three months ended March 31, 2012
Lodging	$185	$49	$—	$—	$—	$—	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	—	—	—	93
Vacation Ownership	501	103	—	—	—	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	—	—	—	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	—	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$—	$—	$—	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	$—	$—	$—	$—	$74
Vacation Exchange and Rentals	348	82	—	—	—	—	—	—	82
Vacation Ownership	570	150	—	—	—	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	—	—	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	$—	$—	$—	$—	$281

Three months ended September 30, 2012
Lodging	$249	$86	$—	$—	$—	$—	$—	$—	$86
Vacation Exchange and Rentals	420	123	—	—	—	—	—	—	123
Vacation Ownership	608	154	—	—	—	1	—	—	155

Total Reportable Segments	1,277	363	—	—	—	1	—	—	364
Corporate and Other (a)	(12)	(30)	1	—	—	—	—	—	(29)

Total Company	$1,265	$333	$1	$—	$—	$1	$—	$—	$335

Three months ended December 31, 2012
Lodging	$223	$62	$—	$—	$—	$—	$—	$—	$62
Vacation Exchange and Rentals	293	28	—	—	—	1	8	5	42
Vacation Ownership	590	142	—	—	—	—	—	2	144

Total Reportable Segments	1,106	232	—	—	—	1	8	7	248
Corporate and Other (a)	(12)	(28)	(2)	—	—	—	—	—	(30)

Total Company	$1,094	$204	$(2)	$—	$—	$1	$8	$7	$218

Twelve months ended December 31, 2012
Lodging	$890	$272	$—	$(1)	$—	$—	$—	$—	$271
Vacation Exchange and Rentals	1,422	328	—	—	(2)	1	8	5	340
Vacation Ownership	2,269	549	—	—	—	1	—	2	552

Total Reportable Segments	4,581	1,149	—	(1)	(2)	2	8	7	1,163
Corporate and Other (a)	(47)	(104)	(5)	—	—	—	—	—	(109)

Total Company	$4,534	$1,045	$(5)	$(1)	$(2)	$2	$8	$7	$1,054

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(e)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations Club (September 2012) and the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).
(f)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(g)

Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 at the Company’s vacation exchange and rentals business and restructuring associated with the Shell acquisition.

Table 8

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2013
	As Reported	Legacy Adjustments		Acquisition Costs		Early Extinguishment of Debt		As Adjusted
Net revenues
Service and membership fees	$569							$569
Vacation ownership interest sales	263							263
Franchise fees	122							122
Consumer financing	105							105
Other	74							74

Net revenues	1,133	—		—		—		1,133

Expenses
Operating	506			(2	) (b)			504
Cost of vacation ownership interests	32							32
Consumer financing interest	21							21
Marketing and reservation	177							177
General and administrative	164							164
Depreciation and amortization	52							52

Total expenses	952	—		(2)		—		950

Operating income	181	—		2		—		183
Other income, net	(1)							(1)
Interest expense	32							32
Early extinguishment of debt	111					(111	) (c)	—
Interest income	(2)							(2)

Income before income taxes	41	—		2		111		154
Provision for income taxes	14	(1	) (a)	1	(d)	42	(d)	56

Net income attributable to Wyndham shareholders	$27	$1		$1		$69		$98

Earnings per share
Basic	$0.19	$0.01		$0.01		$0.50		$0.72
Diluted	0.19	0.01		0.01		0.50		0.71

Weighted average shares outstanding
Basic	137	137		137		137		137
Diluted	138	138		138		138		138

Note: EPS amounts may not add due to rounding.

(a)	Relates to a state tax payment for legacy tax matters.
(b)	Relates to costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 8

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2012
	As Reported	Legacy Adjustments		Allowance Reversal	Early Extinguishment of Debt		As Adjusted
Net revenues
Service and membership fees	$504						$504
Vacation ownership interest sales	271						271
Franchise fees	118						118
Consumer financing	103						103
Other	40						40

Net revenues	1,036	—		—	—		1,036

Expenses
Operating	442						442
Cost of vacation ownership interests	28						28
Consumer financing interest	23						23
Marketing and reservation	167						167
General and administrative	153	4	(a)				157
Depreciation and amortization	45						45

Total expenses	858	4		—	—		862

Operating income	178	(4)		—	—		174
Other income, net	(3)			2 (b)			(1)
Interest expense	33						33
Early extinguishment of debt	106				(106	) (c)	—
Interest income	(2)						(2)

Income before income taxes	44	(4)		(2)	106		144
Provision for income taxes	13	(2	) (d)	— (d)	44	(d)	55

Net income	31	(2)		(2)	62		89
Net loss attributable to noncontrolling interest	1	—		—	—		1

Net income attributable to Wyndham shareholders	$32	$(2)		$(2)	$62		$90

Earnings per share
Basic	$0.22	$(0.02)		$(0.01)	$0.43		$0.61
Diluted	0.21	(0.02)		(0.01)	0.42		0.60

Weighted average shares outstanding
Basic	146	146		146	146		146
Diluted	149	149		149	149		149

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

During the fourth quarter of 2012, the Company modified its definition of free cash flow to be net cash provided by operating activities less capital expenditures. The Company had previously included development advances within the calculation of free cash flow. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment and development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2013	2012

Net cash provided by operating activities	$274	$228
Less: Property and equipment additions	(41)	(33)

Free cash flow	$233	$195

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2013	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$384	N/A	N/A	N/A	N/A
Less: Sales under WAAM 1.0	(36)	N/A	N/A	N/A	N/A

Gross VOI sales, net of WAAM 1.0 sales	347	N/A	N/A	N/A	N/A
Less: Loan loss provision	(84)	N/A	N/A	N/A	N/A

Vacation ownership interest sales (a)	$263	N/A	N/A	N/A	N/A

2012

Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM 1.0	(17)	(18)	(5)	(10)	(49)

Gross VOI sales, net of WAAM 1.0 sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)

Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011

Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010

Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

Note: Amounts may not add due to rounding.

(a)	Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2013	$24	N/A	N/A	N/A	N/A
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80

Note: Amounts may not add across due to rounding.